UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
Calumet Specialty Products Partners, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	37-1516132 (IRS Employer Identification No.)
2780 Waterfront Pkwy. E. Drive, Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On June 22, 2006, Calumet Specialty Products Partners, L.P. (the “Partnership”) and certain of its operating subsidiaries entered into a First Amendment to its term loan Credit Agreement dated as of December 9, 2005 (the “Amendment”), by and among Bank of America, N.A., as Administrative Agent for the lenders, and certain other lenders party thereto (with Bank of America, N.A., the “Lenders”). Pursuant to the Amendment, the Lenders have agreed to amend the Credit Agreement to exclude from the $40,000,000 limitation on the Partnership’s consolidated capital expenditures an amount equal to the lessor of (1) $150,000,000 or (2) the proceeds from a designated registered offering of the Partnership’s common units representing limited partner interests, which amount is used by the Partnership or its operating subsidiaries in connection with the Partnership’s previously announced Shreveport refinery expansion project.
     The Amendment makes no other substantive changes to the original terms and conditions of the Credit Agreement. The Partnership entered into a similar amendment to the terms of its revolving Credit Agreement dated as of December 9, 2005 on June 19, 2006.
     A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
First Amendment, dated as of June 19, 2006, to term loan Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	Calumet GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray II
	Name:	R. Patrick Murray II
	Title:	Vice President, Chief Financial Officer and Secretary

June 23, 2006

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1
First Amendment, dated as of June 19, 2006, to term loan Credit Agreement dated as of December 9, 2005 among Calumet Lubricants Co., Limited Partnership, as Borrower, and certain of its affiliates, including Calumet Specialty Products Partners, L.P., as Guarantors, and the lenders party thereto.